UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 13, 2021

GLEN BURNIE BANCORP

(Exact name of registrant as specified in its charter)

Maryland	0-24047	52-1782444
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Crain Highway, S.E., Glen Burnie, Maryland 21061

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (410) 766-3300

Inapplicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	⁭ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	⁭ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	⁭ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	⁭ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	GLBZ	Nasdaq Capital Market

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Glen Burnie Bancorp (the “Company”) was held on May 13, 2021. The matters submitted to the stockholders for a vote were: (i) the election of three directors; and (ii) the ratification of the acceptance by the Board of Directors of the selection of the Audit Committee of an outside auditing firm for the Company’s fiscal year ending December 31, 2021.

Of the 2,845,103 shares entitled to notice of and to vote at the meeting, 2,109,939 shares (or 74.16% of the total shares) were represented at the meeting.

(i)	The nominees submitted for election as directors were Andrew Cooch, Stanford D. Hess, and John D. Long. The following are the voting results (in number of shares) with respect to the election of directors:

Name	For	Withhold	Broker Non Votes
Andrew Cooch	1,321,485	26,044	762,410
Stanford D. Hess	1,313,164	34,365	762,410
John D. Long	1,296,531	50,998	762,410

As a result, all of the nominees were elected to serve as directors for terms of three years each and until their successors are duly elected and qualified. Directors not up for re-election and continuing in office after the Meeting are: Thomas Clocker, John E. Demyan, F. W. Kuethe, III, Charles Lynch, Jr., Julie Mussog, Joan M. Rumenap and Mary Louise Wilcox.

(ii)	The results of the vote on the proposal to authorize selection of an auditor were as follows:

For	Against	Abstain	Broker Non-Votes
2,094,448	12,731	2,760	0

As a result, the proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLEN BURNIE BANCORP
(Registrant)

Date: May 14, 2021	By:	/s/ John D. Long
John D. Long
Chief Executive Officer